Exhibit 24

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mark L. Kuna and Jack E. Jerrett, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution, in any and all capacities, to sign a registration statement on Form S-8 to be filed by OraSure Technologies, Inc., relating to 4,000,000 shares of its common stock to be issued pursuant to the OraSure Technologies, Inc. Stock Award Plan, as amended and restated, and any and all amendments (including post-effective amendments) to such registration statement, and to file the same, with exhibits, with the Securities and Exchange Commission. In addition, the undersigned grants unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done.

IN WITNESS WHEREOF, this power of attorney has been signed by the following persons in the capacities indicated as of May 22, 2014.

/s/ Douglas A. Michels	President, Chief Executive Officer and Director
Douglas A. Michels

/s/ Michael Celano	Director
Michael Celano

/s/ Ronny B. Lancaster	Director
Ronny B. Lancaster

/s/Gerald M. Ostrov	Director
Gerald M. Ostrov

/s/ Charles W. Patrick	Director
Charles W. Patrick

/s/ Roger L. Pringle	Director
Roger L. Pringle

/s/ Ronald H. Spair	Chief Financial Officer, Chief Operating Officer and Director
Ronald H. Spair

/s/ Stephen S. Tang, Ph.D.	Director
Stephen S. Tang, Ph.D.

/s/ Douglas G. Watson	Director
Douglas G. Watson

ACKNOWLEDGMENT BY AGENTS

Each of the undersigned acknowledges that he has read the above power of attorney and that he is a person identified as an attorney-in-fact and agent for the principals whose signatures appear above. Each of the undersigned hereby acknowledges that in the absence of a specific provision to the contrary in the power of attorney or in the Pennsylvania Probate, Estates and Fiduciaries Code (20 Pa. C.S.), when he acts as attorney-in-fact and agent he shall:

(i) exercise the power for the benefit of the principals;

(ii) keep the assets of the principals separate from my assets;

(iii) exercise reasonable caution and prudence; and

(iv) keep a full and accurate record of all actions, receipts and disbursements on behalf of the principals.

*By	/s/ Jack E. Jerrett	May 22, 2014
	Jack E. Jerrett	(Attorney-in-fact)

*By	/s/ Mark L. Kuna	May 22, 2014
	Mark L. Kuna	(Attorney-in-fact)